THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

Exhibit 10.5

Execution Version

COLLABORATION & LICENSE AGREEMENT

This COLLABORATION & LICENSE AGREEMENT (this “Agreement”) is entered into as of August 17, 2015 (the “Effective Date”) by and between IMMATICS US INC., a corporation organized and existing under the laws of Delaware (“Immatics US”) and The University of Texas M. D. Anderson Cancer Center, (“MD Anderson”), a member institution of The University of Texas System (“System”), with a place of business at 1515 Holcombe Blvd., Houston, Texas. Immatics US and MD Anderson are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Immatics US possesses proprietary technology and intellectual property related to the discovery, identification, and development of TUMAPs to be used as targets and active pharmaceutical ingredients in cancer immunotherapies as well as expertise in preclinical and clinical development of experimental new drugs for treatment of human cancers;

WHEREAS, MD Anderson has significant resources and expertise in preclinical and clinical development of immunotherapies in the field of oncology, as well as expertise, resources, and intellectual property to develop and manufacture T-cell based therapies for treatment of human cancers;

WHEREAS, MD Anderson and Immatics US desire to engage in a research collaboration pursuant to which the Parties will collaborate under the Research Program on the discovery of other TUMAPs and development of Products in the Field using the Parties’ combined resources, expertise and intellectual property;

WHEREAS, MD Anderson and immatics Biotechnologies GmbH (“Parent”), an Affiliate of Immatics US, entered into the (a) Interim Collaboration Agreement effective as of August 14, 2014, as amended, and (b) Evaluation and Material Transfer Agreement effective as of August 4, 2014, and Parent and MD Anderson desire for such Agreements to be superseded by this Agreement;

WHEREAS, simultaneously with the execution of this Agreement, the Parties are entering into that certain Restricted Stock Purchase Agreement, pursuant to which Immatics US will issue shares of its Common Stock to MD Anderson in accordance with the terms thereof;

WHEREAS, simultaneously with the execution of this Agreement, the Parties are entering into a separate written License Agreement (the “License Agreement”), pursuant to which MD Anderson will grant certain licenses to Immatics US to the Gamma Delta Patents (as defined below) for use in connection with the development, manufacture and commercialization of Products; and

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

WHEREAS, simultaneously with the execution of this Agreement, the Parties are entering into a separate written Sublicense Agreement (the “Sublicense Agreement”), pursuant to which MD Anderson will grant certain licenses and/or sublicenses to Immatics US to the IL-21 Patents (as defined below) for use in connection with the development, manufacture and commercialization of Products; and

WHEREAS, simultaneously with the execution of this Agreement, the Parties are entering into certain Option Agreements (the “Option Agreements”), pursuant to which MD Anderson will grant Immatics US the option to obtain certain licenses and/or sublicenses under certain technology Controlled (as defined herein) by MD Anderson for use in connection with the development, manufacture and commercialization of Products;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1    “Acquiror” has the meaning set forth in Section 12.8(a).

1.2    “ACTallo” means adoptive T-cell therapy using allogeneic cells.

1.3    “ACTallo Patent” means the Patent set forth on Exhibit F.

1.4    “ACTolog” means adoptive T-cell therapy using autologous cells that are neither transduced nor transfected.

1.5    “ACTengine” means adoptive T-cell therapy using autologous cells that are either transduced or transfected or both.

1.6    “Additional Project” means any of the following projects: (a) ACTolog in pancreatic cancer or (b) any other project the JSC decides to perform under this Agreement.

1.7    “Affiliate” means, with respect to a particular Party, any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Party in question. As used in this definition, the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

1.8    “Agreement” has the meaning set forth in the introductory paragraph.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

1.9    “Bankruptcy Code” has the meaning set forth in Section 12.3.

1.10    “Business Day” means any working day Monday through Friday that is not a legal holiday in Houston, Texas.

1.11    “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that: (a) the first Calendar Quarter of any particular period shall extend from the commencement of such period to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter shall end upon the expiration or termination of such period.

1.12    “Calendar Year” means: (a) for the first Calendar Year of the Term, the period beginning on the Effective Date and ending on December 31, 2015; (b) for each Calendar Year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31; and (c) for the last Calendar Year of the Term, the period beginning on January 1 of the Calendar Year in which the Agreement expires or terminates and ending on the effective date of expiration or termination of this Agreement.

1.13     “Change of Control” means the occurrence of any of the following: (a) a Party enters into a merger, consolidation, stock sale or sale or transfer of all or substantially all of its assets to which this Agreement relates, or other similar transaction or series of transactions with a Third Party; or (b) any transaction or series of related transactions in which any Third Party or group of Third Parties acquires beneficial ownership of securities of a Party representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of such Party; or (c) any transaction or series of related transactions in which any Third Party or group of Third Parties acquires all or substantially all of a Party’s assets relating to this Agreement. Notwithstanding the foregoing, a stock sale by a Party to Third Parties (including any underwriters of a public offering of a Party’s capital stock) whether in a public or private transaction solely for the purpose of financing or a transaction solely to change the domicile of a Party shall not constitute a Change of Control.

1.14     “Claims” has the meaning set forth in Section 8.1.

1.15     “Clinical Trial” means any human clinical trial of a Product, such as those described in 21 C.F.R. § 312.21, or a human clinical trial prescribed by the Regulatory Authorities in a foreign country.

1.16    “Collaboration TUMAPs” means TUMAPs that are Controlled by Immatics US, including any derivatives of such TUMAPs, and that are of relevance to the Field.

1.17    “Confidentiality Agreement” has the meaning set forth in Section 1.18.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

1.18    “Confidential Information” of a Party means any and all Information of such Party or its Affiliates that is disclosed to the other Party under this Agreement, whether in oral, written, graphic, or electronic form, regardless of whether any of the foregoing are marked “confidential” or “proprietary”, except to the extent such Information: (a) was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (d) was disclosed to the receiving Party or its Affiliate on a non-confidential basis by a Third Party who has a legal right to make such disclosure and who did not obtain such information directly or indirectly from the other Party; or (e) was independently discovered or developed by the receiving Party or its Affiliate without aid, application or use of the other Party’s Confidential Information, as evidenced by a contemporaneous writing. All Information disclosed by a Party pursuant to the Confidentiality Agreement between Parent and MD Anderson, Inc., effective as of June 25, 2013 (the “Confidentiality Agreement”), shall be deemed to be such Party’s Confidential Information disclosed hereunder (with the mutual understanding and agreement that any use or disclosure thereof that is authorized under Article 9 shall not be restricted by, or be deemed a violation of, the Confidentiality Agreement).

1.19    “Control” means, with respect to any Information, material or intellectual property right, that a Party has the right to grant to the other Party access, a license, or a sublicense (as applicable) to such Information or intellectual property right on the terms and conditions set forth in this Agreement without violating any Law, or the terms of any then-existing agreement or other arrangement with any Third Party or with respect to Immatics US, with any Affiliate.

1.20    “Cure Period” has the meaning set forth in Section 10.3.

1.21    “Disputes” has the meaning set forth in Section 10.6.

1.22    “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.23    “Effective Date” has the meaning set forth in the introductory paragraph to this Agreement.

1.24    “EMA” means the European Medicines Agency or any successor entity.

1.25    “Executive Officer” means, with respect to Immatics US, its Chief Business Officer and with respect to MD Anderson, its Executive Chief of Staff.

1.26    “FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended, and applicable regulations promulgated thereunder by the FDA.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

1.27    “FDA” means the U.S. Food and Drug Administration or any successor entity.

1.28    “Field(s)” means all prophylactic, therapeutic and diagnostic uses in human oncology.

1.29    “Gamma Delta Patents” means the IDR and Patents listed in Exhibit G.

1.30    “GCP” or “Good Clinical Practices” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

1.31    “GLP” or “Good Laboratory Practices” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards in jurisdictions outside the U.S., as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

1.32     “GMP” or “Good Manufacturing Practices” means the then-current Good Manufacturing Practices required by the FDA, as set forth in the FD&C Act and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable Laws or regulations applicable to the manufacture and testing of pharmaceutical materials promulgated by other Regulatory Authorities, as they may be updated from time to time.

1.33    “Government” has the meaning set forth in Section 7.3.

1.34    “Governmental Authority” means any multi-national, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.35    “HLA” means Human Leukocyte Antigen.

1.36    “HLA Multimer” means an oligomeric form of HLA molecules.

1.37    “IL-21 Patents” means the Patents listed in Exhibit E.

1.38    “Immatics US” has the meaning set forth in the introductory paragraph.

1.39    “Immatics US Indemnitees” has the meaning set forth in Section 8.2.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

1.40    “Immatics US Know-How” means all Information that is Controlled by Immatics US as of the Effective Date or that is generated by Immatics US in the course of conducting activities under this Agreement during the Term and necessary or useful for MD Anderson to perform its activities under the Research Program.

1.41    “Immatics US Patent” means any Patent (other than a Joint Patent) that is Controlled by Immatics US as of the Effective Date or at any time during the Term that claims or covers Immatics US Know-How.

1.42    “Immatics US Technology” means the Immatics US Know-How and Immatics US Patents.

1.43    “Indemnified Party” has the meaning set forth in Section 8.3.

1.44    “Indemnifying Party” has the meaning set forth in Section 8.3.

1.45    “Information” means any and all data, results, technology, business or financial information or information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, developments, specifications, formulations, or formulae of any type or kind (patentable or otherwise), software, algorithms, marketing reports, expertise, technology, test data (including pharmacological, biological, chemical, biochemical, clinical test data and data resulting from non-clinical studies), chemistry, manufacture and control (“CMC”) information, stability data and other study data and procedures.

1.46    “Invention” has the meaning set forth in Section 6.1.

1.47    “IP Limits” means that the rights granted by MD Anderson to Immatics US in any Invention may not violate the relevant laws of the United States and the State of Texas, and may not, as determined by UT System Tax Counsel reasonably and in good faith, result in private business use and/or adverse tax consequences with respect to any of the tax-exempt bonds issued by UT System or covering any of MD Anderson’s facilities.

1.48    “Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.1.

1.49    “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

1.50    “License Agreement” has the meaning set forth in the recitals.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

1.51    “Line Item” means, individually or collectively, any activity, deliverable or contribution provided to, or conducted by MD Anderson, in the context of the Research Program as set forth in Exhibit C, as may be amended by the JSC from time to time.

1.52    “Materials” has the meaning set forth in Section 3.6.

1.53    “MD Anderson” has the meaning set forth in the introductory paragraph.

1.54    “MD Anderson Know-How” means all Information that is Controlled by MD Anderson as of the Effective Date or during the Term relating to Products, excluding any Option Technology, the Gamma Delta Patents and the IL-21 Patents.

1.55    “MD Anderson Materials” has the meaning set forth in Section 3.4.

1.56    “MD Anderson Patents” means any Patent that is Controlled by MD Anderson as of the Effective Date or at any time during the Term that: (a) claims or covers MD Anderson Know-How; or (b) would be infringed by the development, manufacture, use or sale of a Product, excluding any Option Technology, the Gamma Delta Patents and the IL-21 Patents.

1.57    “MD Anderson Technology” means the MD Anderson Materials, MD Anderson Know-How and MD Anderson Patents.

1.58    “MD Anderson Indemnitees” has the meaning set forth in Section 8.1.

1.59    “Non-Breaching Party” has the meaning set forth in Section 10.3.

1.60    “Option Technology” means: (a) any Information that is Controlled by MD Anderson as of the Effective Date or during the Term relating to the technologies set forth on Exhibit F; and (b) any Patent that is Controlled by MD Anderson as of the Effective Date or at any time during the Term that claims or covers the technologies set forth on Exhibit F.

1.61    “Parent” has the meaning set forth in the recitals.

1.62    “Party” and “Parties” have the meanings set forth in the introductory paragraph.

1.63    “Patents” means: (a) pending patent applications, issued patents, utility models and designs; (b) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; and (c) extensions, renewals or restorations of any of the foregoing by existing or future extension, renewal or restoration mechanisms, including supplementary protection certificates or the equivalent thereof.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

1.64    “Product” means a product for use in the Field in any and all dosage or formulation forms which contains as an active ingredient any compound or cellular component that is directed against or acts on one or more Collaboration TUMAPs.

1.65    “Project” means a Signature Project or Additional Project, as applicable.

1.66    “Regulatory Approval” means all approvals from the relevant Regulatory Authority in a given country or regulatory jurisdiction of the Regulatory Approval Application for a Product in the Field, including all licenses and registrations, that are necessary for the sale of such Product, including clinical testing, manufacture, distribution, or use of such Product, in such country or regulatory jurisdiction.

1.67    “Regulatory Approval Application” means an application to the appropriate Regulatory Authority for approval to sell a Product in any particular jurisdiction, including a BLA or an NDA in the U.S.

1.68    “Regulatory Authority” means, in a particular country or jurisdiction, any applicable Governmental Authority that has the authority to regulate the manufacture, marketing, testing, pricing, or sale of drug products in such country or jurisdiction.

1.69    “Research Plan” means, individually or collectively, the: (a) research plan for ACTallo in pancreatic cancer, a preliminary version of which is attached hereto as Exhibit A-1; (b) research plan for ACTolog in glioma, a preliminary version of which is attached hereto as Exhibit A-2; (c) research plan for ACTengine in Pancreatic Cancer, a preliminary version of which is attached hereto as Exhibit A-3; and (d) the future research plan for any Additional Project approved by the JSC, in each case, as may be amended from time to time.

1.70    “Research Program” means the activities to be undertaken by the Parties under the Research Plan for each Signature Project and each Additional Project approved by the JSC.

1.71    “Research Term” has the meaning set forth in Section 3.2.

1.72    “Signature Project” means: (a) development of an ACTallo approach in pancreatic cancer; (b) ACTolog in glioma; and (c) ACTengine in pancreatic cancer, in each case, as set forth in the applicable Research Plan.

1.73    “Sublicense Agreement” has the meaning set forth in the recitals.

1.74    “TCR” means a T-cell receptor occurring in any form, including a TCR in the context of a nucleotide-based vector system or as protein.

1.75    “Term” has the meaning set forth in Section 10.1.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

1.76    “Territory” means all of the countries of the world.

1.77    “Third Party” means any entity other than Immatics US or MD Anderson or their respective Affiliates.

1.78    “TUMAP” means HLA-restricted tumor-associated peptide.

1.79    “U.S.” means the United States of America, including all possessions and territories thereof.

ARTICLE 2

GOVERNANCE

2.1    Joint Steering Committee. The Parties hereby establish a joint steering committee (the “JSC”) that shall monitor and oversee the Research Program under this Agreement and facilitate communications between the Parties with respect to the performance of the Research Program and activities under this Agreement during the Term, all in accordance with this Article 2.

2.2    Composition. Within thirty (30) days following the Effective Date, each Party shall initially appoint three (3) representatives to the JSC, each of whom shall have sufficient experience in the subject matter of the Research Program, and shall inform the other Party about the appointments. The JSC may change its size from time to time by mutual consent of its members; provided that the JSC shall at all times consist of an equal number of representatives of each of MD Anderson and Immatics US. Each Party may replace its JSC representatives at any time upon at least ten (10) days prior notification, in writing or electronically, to the other Party. Both Parties shall use reasonable efforts to keep an appropriate level of continuity in representation. Upon prior notification, in writing or electronically, to the JSC, each Party may invite non-members to participate in the discussions and meetings of the JSC, provided that such participants shall have no voting authority at the JSC. The JSC shall have a chairperson (selected from the JSC members), who shall serve for a term of one (1) year, and who shall be selected alternately, on an annual basis, by MD Anderson or Immatics US. The initial chairperson shall be selected by MD Anderson. The role of the chairperson shall be to preside at meetings of the JSC and to ensure the preparation of the minutes, but the chairperson shall have no additional powers or rights beyond those held by the other JSC representatives.

2.3    Specific Responsibilities. In addition to its overall responsibility for monitoring and providing a forum to discuss and coordinate the Parties’ activities under this Agreement, the JSC shall in particular:

(a)    promptly following execution of this Agreement, review, modify, finalize and endorse in all necessary detail and resolution the preliminary Research Plans attached hereto in Exhibit A-1, Exhibit A-2 and Exhibit A-3 to enable the Parties to start executing the Research Program;

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

(b)    promptly following execution of this Agreement in the context of the Research Plans to be performed by the Parties, review, modify, and finalize in all necessary detail, including definition of timelines for starting and finalization including exact amounts of funding in USD for all Line Items attached hereto in Exhibit C;

(c)    oversee the collaborative activities of the Parties under the Research Program;

(d)    consider and decide whether to undertake any Additional Project if adequate financing is available and, upon approval of an Additional Project, prepare a Research Plan with respect to such Additional Project;

(e)    consider and decide whether to initiate any line item in Exhibit C for inclusion as part of the Research Program;

(f)    review, discuss and approve amendments to the Research Plans;

(g)    review and discuss data and results generated in the performance of the Research Program as applicable to the Field;

(h)    facilitate the flow of Information between the Parties with respect to the Research Program; and

(i)    perform such other functions as appropriate to further the purposes of this Agreement as agreed in writing by the Parties.

2.4    Meetings. The JSC shall meet at least once per Calendar Quarter during the Term unless the Parties mutually agree in writing to a different frequency for such meetings. The JSC shall hold its first meeting within sixty (60) days of the Effective Date. Either Party may also call a special meeting of the JSC (by videoconference or teleconference) by at least ten (10) Business Days prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, and such Party shall provide the JSC no later than five (5) Business Days prior to the special meeting with materials reasonably adequate to enable an informed decision. No later than ten (10) Business Days prior to any meeting of the JSC, the chairperson of the JSC or a designate shall prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, prior to such meeting. The JSC may meet in person, by videoconference or by teleconference. Notwithstanding the foregoing, at least one (1) meeting per Calendar Year shall be in person unless the Parties mutually agree in writing to waive such requirement in lieu of a videoconference or teleconference. In-person JSC meetings shall be held

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

at a mutually agreeable location or alternating each meeting between a location selected by MD Anderson and by Immatics US. Each Party shall bear the expense of its respective JSC members’ participation in JSC meetings. Meetings of the JSC shall be effective only if at least one (1) representative of each Party is present or participating in such meeting. The chairperson of the JSC or a designate shall be responsible for preparing reasonably detailed written minutes of all JSC meetings that reflect, without limitation, material decisions made at such meetings. The JSC chairperson or a designate shall send draft meeting minutes to each member of the JSC for review and approval within twenty (20) days after each JSC meeting. Such minutes shall be deemed approved unless one or more members of the JSC object to the accuracy of such minutes within twenty (20) days of receipt.

2.5    Resolution of Disputes Within The JSC. All decisions within the JSC shall be made by consensus. The representatives from each Party shall have, collectively, one (1) vote on behalf of that Party. If the JSC is unable to reach consensus on any issue for which it is responsible, within ten (10) Business Days after a Party affirmatively states that a decision needs to be made, an Immatics US designee shall have the right to decide such matter in good faith consistent with the terms and conditions of this Agreement; provided, however, that in no event shall a decision determined by the Immatics US designee with respect to any Research Plan: (a) require MD Anderson’ to breach any of its contractual obligations; (b) in MD Anderson’s reasonable judgment, infringe any Third Party intellectual property rights or subject MD Anderson’s personnel to an unreasonable safety risk; or (c) make any material change to MD Anderson’s activities, deliverables or resource commitments assigned to it under the Research Plans, in each case without MD Anderson’s prior written consent, not to be unreasonably withheld.

2.6    Authority. The JSC shall have solely the powers expressly assigned to it in this Article 2 and elsewhere in this Agreement. The JSC may establish sub-committees or sub-teams in its discretion. The JSC shall not have any power to amend, modify, or waive compliance with this Agreement.

ARTICLE 3

RESEARCH PROGRAM

3.1    Overview. Pursuant to this Agreement and as further described in this Article 3, Immatics US and MD Anderson intend to conduct certain research activities for each Signature Project. In addition to such Signature Projects and subject to appropriate Project funding, Immatics US may propose an Additional Project to the JSC and the JSC shall consider conducting Additional Projects. Upon the JSC’s approval of a Research Plan for an Additional Project, such Additional Project shall be deemed to be part of the Research Program.

3.2    Research Term. After the Effective Date, Immatics US and MD Anderson shall conduct each Project during the period commencing on the initiation of activities under the applicable Research Plan and ending upon the completion of all such activities (the “Research Term”).

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

3.3    Responsibilities. During the applicable Research Term, each Party shall conduct the activities assigned to it in the applicable Research Plan in accordance with the timelines specified therein.

3.4    MD Anderson Materials. In connection with the Research Program and as reasonably necessary for the conduct of the Research Program and as mutually agreed by MD Anderson and Immatics US, MD Anderson shall provide Immatics US with reasonable access to certain materials and Information to the extent Controlled by MD Anderson and as identified and described on Exhibit D (collectively, the “MD Anderson Materials”).

3.5    Records and Reports. MD Anderson shall maintain complete and accurate records (in the form of technical notebooks or electronic files where appropriate) of all work conducted by it under the Research Program and all Information resulting from such work. Such records, including any electronic files where such Information may also be contained, shall fully and properly reflect all work done and results achieved in the performance of the Research Programs in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and shall be stored in a manner that allows MD Anderson to access such records in a timely manner. Immatics US shall have the right to review such records at reasonable times and to obtain access, in a reasonably timely manner, to originals to the extent needed for patent or regulatory purposes or for other legal proceedings in each case related to the Research Program and this Agreement. MD Anderson shall provide the JSC with regular reports detailing its respective research and development activities under the Research Program and the results of such activities.

3.6    Material Transfer. To facilitate the conduct of the Research Program, either Party may provide to the other Party certain biological materials or chemical compounds, owned by or licensed to the supplying Party for use by the other Party in furtherance of the Research Program (such materials or compounds provided hereunder are referred to, collectively, as “Materials”). Except as otherwise provided under this Agreement, all such Materials delivered to the other Party shall remain the sole property of the supplying Party, shall be used only in furtherance of the Research Program and solely under the control of the other Party, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects. The Materials supplied under this Section 3.6 are supplied “as is” and must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known.

3.7    Disclaimer. Each Party disclaims any warranties with regard to the success of any activities conducted under the Research Program. Immatics US disclaims any warranties with regard to the safety or usefulness for a particular purpose of any TUMAP, TCR or HLA Multimer provided or discovered under this Agreement.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

ARTICLE 4

RESEARCH SUPPORT

4.1    Following the JSC’s election to trigger any activity to be performed by MD Anderson as identified in a Line Item for a Project in Exhibit C and only after initiation of activities relevant to such Line Item, MD Anderson will invoice Immatics US for the amount set forth in Exhibit C under the heading “Discounted Cost” for the applicable Project stage. With regard to the aforementioned, and subsequent to the further refinement of the planning per Line Item (as described in Section 2.3) the payment schedule for each Line Item to be agreed between the Parties shall apply the following general rules: (a) for FTE services, the invoicing shall take the form of [***] installments over the term of the respective service for [***] of services provided, with the remaining [***] of services to be reimbursed following completion of the respective Line Item activity as approved by the JSC; (b) for services pertaining to the recruitment and treatment of patients, [***] of the total amount shall be paid upon receipt of approval of the applicable clinical protocol by MD Anderson’s IRB, [***] of such amount shall be paid at the time of recruitment of a patient, with the remaining [***] of such amount to be paid upon the completion of treatment of such patient (i.e. last visit and completion of all patient records); (c) for manufacturing services, [***] of such fee shall be reimbursed at the commencement of said manufacturing activities, with the remaining [***] of such fee to be reimbursed at successful completion of the manufacturing and the delivery of the respective deliverables. Immatics US will pay all such invoices within sixty (60) days after receipt thereof.

ARTICLE 5

LICENSES; DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS

5.1    Responsibilities. Immatics US shall be solely responsible, at its expense and in its discretion for all development, manufacture and commercialization of Products in the Field in the Territory.

5.2    Licenses.

(a)    MD Anderson hereby grants Immatics US a fully-paid, royalty-free, non-exclusive license, with the right to sublicense (through multiple tiers), under the MD Anderson Technology to perform its activities under each Research Plan during the Term.

(b)    Immatics US hereby grants MD Anderson a fully-paid, royalty-free, non-exclusive license, with the right to sublicense to its Affiliates, under the Immatics US Technology and Inventions to perform its activities under each Research Plan during the Term.

(c)    Subject to Section 6.2, Immatics US hereby grants MD Anderson a fully-paid, royalty-free, non-exclusive license, without the right to sublicense, under the Inventions to perform research during the Term.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel or implication to have granted the other Party any license or other right to any intellectual property of such Party.

ARTICLE 6

INTELLECTUAL PROPERTY MATTERS

6.1    Inventions. Any inventions, whether or not patentable, (a) invented solely by a Party’s own employees, agents, consultants, or independent contractors (including any partner, joint venturer, licensee, sublicensee or similar arrangement) in the course of and directly related to the performance of a Party’s activities under this Agreement (including performance of a Research Plan (which may include the development, manufacture or commercialization of Products)); or (b) invented by a Party’s own employees, agents, consultants, or independent contractors jointly with employees, agents, consultants, or independent contractors of the other Party in the course of and directly related to the performance of a Party’s activities under this Agreement (including performance of a Research Plan (which may include the development, manufacture or commercialization of Products)) , together with all intellectual property rights therein, shall be referred to herein as an “Invention.” For clarity, the Results and Interim Work Intellectual Property (each, as defined in the Interim Collaboration) shall be deemed to be Inventions hereunder.

6.2    Ownership.

(a)    All Inventions shall be solely owned by Immatics US. Subject to the IP Limits, MD Anderson hereby assigns all of its right, title and interest in and to such Inventions to Immatics US. MD Anderson agrees to execute such documents and perform such other acts as Immatics US may reasonably request to obtain, perfect and enforce its rights in and to the Inventions. MD Anderson shall use commercially reasonable efforts to ensure that any agreement with an employee or Third Party contractor performing work under this Agreement shall grant all rights in the Inventions to MD Anderson such that MD Anderson may assign and transfer such rights to Immatics US in accordance with this Section 6.2. MD Anderson will reasonably cooperate with Immatics US, including signing such documents as Immatics US reasonably deems necessary for Immatics US to obtain ownership and to apply for, secure, and maintain patent or other proprietary protection of such Inventions.

(b)    In light of the IP Limits, the Parties will first assess upon disclosure of Inventions if any Inventions in which MD Anderson has an ownership interest can be assigned to Immatics US as set forth in Section 6.2(a). MD Anderson will promptly notify Immatics US in the event MD Anderson has any concern that such assignment may violate the IP Limits, and the Parties will work in good faith to overcome any such concerns. If assignment of MD Anderson’s

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

rights in Inventions would violate the IP Limits, subject to the IP Limits, MD Anderson shall grant a perpetual, worldwide, royalty free, exclusive license in and to MD Anderson’s rights in such Invention(s). If perpetual, worldwide, exclusive, royalty-free licensure of MD Anderson’s rights in Inventions would not violate the IP Limits, MD Anderson hereby grants to Immatics US an irrevocable, perpetual, exclusive, royalty-free, sub-licensable (through multiple tiers), transferable, fully paid-up, worldwide license in its interest in any Inventions

(c)    Where exclusive royalty-free licensure of an Invention in which MD Anderson has an ownership interest would violate the IP Limits, MD Anderson will promptly notify Immatics US in writing of same, and MD Anderson hereby grants to Immatics US a non-exclusive, royalty free, sub-licensable (through multiple tiers), transferrable, fully paid-up, irrevocable, perpetual, worldwide license to such Inventions, and a time-limited first right to convert its non-exclusive license into an exclusive, sub-licensable (through multiple tiers), irrevocable, perpetual worldwide, royalty-bearing license to such Invention (the “Exclusivity Conversion”). Immatics US must exercise its Exclusivity Conversion by notifying MD Anderson in writing within ninety (90) days after receipt of notice from MD Anderson under this Section 6.2(c) (the “Conversion Period”). If Immatics US timely exercises its Exclusivity Conversion, Immatics US and MD Anderson will negotiate in good faith commercially reasonable terms of the exclusive, sub-licensable (through multiple tiers), irrevocable, perpetual, worldwide royalty bearing license to such Invention. If Immatics US timely exercises its Exclusivity Conversion, the terms of the exclusive license will be negotiated in good faith within one hundred eighty (180) days after the date such Exclusivity Conversion is exercised, or within such longer period of time as the Parties may mutually agree in writing, provided, however, that such period will automatically be extended for so long as the Parties continue to negotiate in good-faith the terms and conditions of any such license (the “Negotiation Period”). Prior to the expiration of the applicable Conversion Period or Negotiation Period, as applicable, neither MD Anderson nor any of its Affiliates will grant any person or entity any rights in or to the applicable Invention.

(d)    If Immatics US fails to timely exercise its Exclusivity Conversion within the Conversion Period with respect to any Invention in which MD Anderson has an ownership interest, Immatics US’s right to obtain an exclusive license with respect to such Invention will automatically terminate, and subject to the non-exclusive, royalty-free, fully-paid up, irrevocable, perpetual, worldwide, sub-licensable (through multiple tiers) license granted to Immatics US, MD Anderson will be free to negotiate and enter into non-exclusive licenses with any other Third Parties. If Immatics US timely exercises its Exclusivity Conversion, but MD Anderson and Immatics US are unable to agree upon the terms of the license during the Negotiation Period, Immatics US’s right to license such Invention on an exclusive basis will terminate, and subject to the non-exclusive, royalty-free, fully-paid up, irrevocable, perpetual, worldwide, sub-licensable (through multiple tiers) license granted to Immatics US, MD Anderson will be free to enter into non-exclusive licenses with any other Third Parties. If Immatics US does not obtain an exclusive license to any Invention that is solely owned by MD Anderson, then in accordance with applicable Laws, MD Anderson will grant an equivalent non-exclusive, royalty-free license to such Invention to any person requesting a license to such Invention.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

(e)    Notwithstanding assignment or royalty free exclusive licensure of MD Anderson’s rights in any Inventions in accordance with this Article 6, MD Anderson will have and retain the perpetual, irrevocable, no-cost right to use any such Invention for non-commercial research, academic and patient care purposes.

(f)    Nothing in this Agreement shall obligate either Party to transfer any ownership interest in any Patents or other intellectual property rights of such Party existing on the Effective Date.

6.3    CREATE Act. It is the intention of the Parties that this Agreement is a “joint research agreement” as that phrase is defined in 35 U.S.C. § 100(h).

ARTICLE 7

REPRESENTATIONS AND WARRANTIES; COVENANTS; DISCLAIMERS

7.1    Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, as follows:

(a)    it is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is organized or incorporated;

(b)    this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms; and

(c)    the execution, delivery and performance of this Agreement by such Party and all instruments and documents to be delivered by such Party hereunder: (i) are within the corporate or other entity power of such Party; (ii) have been duly authorized by all necessary or action; (iii) are not in contravention of any provision of the organizational documents of such Party; and (iv) to the knowledge of such Party, shall not violate any Law or regulation or any order or decree of any court of governmental instrumentality.

7.2    Additional Representations and Warranties of Immatics US. Immatics US hereby represents and warrants to MD Anderson, as of the Effective Date: (a) it Controls the Immatics US Technology; and (b) it has the right to grant the licenses to the Immatics US Technology hereunder, in each case subject to the license rights granted to it by Immatics GmbH.

7.3    Additional Representations and Warranties of MD Anderson. Except for the rights, if any, of the Government of the United States of America (the “Government”) as set forth below, MD Anderson represents and warrants to Immatics US, as of the Effective Date: (a) it has the right to grant the licenses in and to MD Anderson Technology as set forth in and as

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

contemplated by this Agreement; and (b) it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein or in any License Agreement or Sublicense Agreement contemplated by this Agreement.

(a)    Immatics US understands that the MD Anderson Technology may have been developed under a funding agreement with the Government and, if so, that the Government may have certain rights relative thereto. This Agreement is explicitly made subject to the Government’s rights under any such agreement and any applicable law or regulation. To the extent that there is a conflict between any such agreement, applicable law or regulation and this Agreement, the terms of such Government agreement, applicable law or regulation shall prevail. Immatics US agrees that Products used or sold in the United States shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the Government. Immatics US shall promptly advise MD Anderson if such a written waiver is requested or obtained.

(b)    Immatics US understands and agrees that MD Anderson and System, by this Agreement, make no representation as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the MD Anderson Technology. MD Anderson and System, by this Agreement, also make no representation as to whether any patent covering the MD Anderson Technology is valid or as to whether there are any patents now held, or which will be held, by others or by MD Anderson or System in the Field, nor do MD Anderson and System make any representation that the inventions contained in MD Anderson Technology do not infringe any other patents now held or that will be held by others or by MD Anderson.

(c)    Immatics US, by execution hereof, acknowledges, covenants and agrees that Immatics US has not been induced in any way by MD Anderson or System or employees thereof to enter into this Agreement, and further warrants and represents that: (i) Immatics US is entering into this Agreement voluntarily; (ii) Immatics US has conducted sufficient due diligence with respect to all items and issues pertaining to this Agreement; and (iii) Immatics US has adequate knowledge and expertise, or has used knowledgeable and expert consultants, to adequately conduct such due diligence, and agrees to accept all risks inherent herein.

7.4    Mutual Covenants.

(a)    No Debarment. In the course of the research or development of Products, each Party shall not use any employee or consultant who has ever been debarred or is the subject of debarment or convicted of a crime for which an entity or person could be debarred (including by the FDA under 21 U.S.C. § 335a (or subject to a similar sanction of any other Governmental Authority)), or who has been disqualified or banned from practicing medicine. Each Party shall notify the other Party promptly upon becoming aware that any of its employees or consultants engaged in the research or development of Products has been debarred or is the subject of a proceeding described in this Section 7.4(a).

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

(b)    Compliance. Each Party and its Affiliates shall comply in all material respects with all applicable Laws in the development, manufacture, and commercialization of Products performed under this Agreement, including the statutes, regulations and written directives of the FDA, the EMA and any Regulatory Authority having jurisdiction in the Territory, the FD&C Act, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 U.S.C. § 1320a-7b(b), the statutes, regulations and written directives of Medicare, Medicaid and all other health care programs, as defined in 42 U.S.C. § 1320a-7b(f), and the Foreign Corrupt Practices Act of 1977, GCP, GLP and GMP, each as may be amended from time to time.

7.5    No Other Representations. MD Anderson understands that the Collaboration TUMAPs or Products are the subject of ongoing clinical research and development and that Immatics US cannot assure the safety or usefulness of any Collaboration TUMAP or Product. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. Notwithstanding the foregoing or anything in this Agreement, Immatics US represents and warrants that TUMAPS have been or will be manufactured in accordance with all applicable GMP, and that this Section 7.5 will not abrogate the indemnification obligations of Immatics US with respect to any such TUMAPS and/or Products.

ARTICLE 8

INDEMNIFICATION

8.1    Indemnification by Immatics US. Immatics US agrees to indemnify, hold harmless, and subject to the statutory duties of the Texas State Attorney General defend MD Anderson, System, their Regents, officers, agents and employees (“MD Anderson Indemnitees”) from any liability, loss or damage they may suffer as a result of third party claims, demands, costs or judgments against them (“Claims”) arising out of Immatics US’s negligence in conducting the Research Program, development, manufacture and commercialization of Products in the Field in the Territory by Immatics US, or willful malfeasance; provided, however, that Immatics US shall not be obligated to hold harmless any MD Anderson Indemnitee from Claims arising out of the material breach, negligence or willful malfeasance of any MD Anderson Indemnitee.

8.2    Indemnification by MD Anderson. To the extent authorized by the constitution and laws of the State of Texas, MD Anderson agrees to indemnify and hold harmless Immatics US and its Affiliates and their respective officers, directors, employees, and agents

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

(“Immatics US Indemnitees”) from, any Claims arising out of MD Anderson’s negligence in conducting the Research Program or willful malfeasance, provided, however, that MD Anderson shall not be obligated to hold harmless any Immatics US Indemnitee from Claims arising out of the negligence or willful malfeasance of any Immatics US Indemnitee.

8.3    Indemnification Procedures. The Party claiming indemnity under this Article 8 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought and, if the Indemnified Party has assumed and is conducting the defense of the Claim, the Indemnifying Party shall provide the Indemnified Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which the indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle or compromise any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above: (a) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith); and (b) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Article 8.

8.4    Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 8.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 8.1 OR 8.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN Article 9.

ARTICLE 9

CONFIDENTIALITY

9.1     Confidentiality. Each Party agrees that, during the Term and for a period of seven (7) years thereafter, it shall keep confidential and shall not publish or otherwise disclose and

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it by the other Party pursuant to this Agreement, except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties.

9.2    Authorized Disclosure. Notwithstanding the obligations set forth in Section 9.1, a Party may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent:

(a)    such disclosure is reasonably necessary: (i) to comply with the requirements of Regulatory Authorities with respect to obtaining and maintaining Regulatory Approval of a Product; or (ii) for prosecuting or defending litigation as contemplated by this Agreement;

(b)    such disclosure is reasonably necessary to its and its Affiliates’ employees, agents, consultants, contractors, collaboration partners, licensees or sublicensees on a need-to-know basis solely for the purpose of: (i) performing its obligations or exercising its rights under this Agreement; or (ii) for the research, development or commercialization of any Products pursuant to this Agreement; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement;

(c)    such disclosure is reasonably necessary to any bona fide potential or actual investor, acquiror, merger partner, licensee, sublicensee, or other financial or commercial partner for the sole purpose of evaluating an actual or potential investment, acquisition or other business relationship; provided that in connection with such disclosure, such Party shall use all reasonable efforts to inform each disclosee of the confidential nature of such Confidential Information and, in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement; or

(d)    such disclosure is reasonably necessary to comply with applicable Laws, including regulations promulgated by applicable security exchanges, court order, administrative subpoena or order.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 9.2(a) or 9.2(d), such Party shall promptly notify the other Party of such required disclosure and shall use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure.

9.3    Publication. MD Anderson may publish peer reviewed manuscripts, or give other forms of public disclosure such as abstracts and presentations, of results of studies carried out under this Agreement, as provided herein or to the extent required by applicable Laws. MD Anderson shall provide Immatics US the opportunity to review and comment on any proposed publication or presentation that relates to: (a) data generated under this Agreement; or (b) the Research Program (including any Product) at least thirty (30) days (or at least ten (10) days in the

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

case of oral presentations) prior to its intended submission for publication or presentation. Immatics US shall provide MD Anderson its comments in writing, if any, on such publication within fifteen (15) days after receipt of such proposed publication or presentation (or five (5) days in the case of oral presentations). Immatics US shall have the right to cause its Confidential Information to be removed from any such publication and may delay publication by up to ninety (90) calendar days in order to secure adequate intellectual property protection of Immatics US’s confidential information that would otherwise be affected by the publication.MD Anderson shall provide Immatics US a copy of the manuscript (or updated manuscript) at the time of the submission (or re-submission, respectively). Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate.

9.4    Publicity; Terms of this Agreement.

(a)    The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, subject to the provisions of Section 9.2 and the special authorized disclosure provisions set forth in this Section 9.4.

(b)    The Parties may issue a press release announcing the existence and selected key terms of this Agreement, in a form agreed upon by the Parties and substantially similar to the template attached as Exhibit B, which shall be subject to the approval of MD Anderson’s Office of External Communications or other appropriate institutional designee and which shall be issued after the Effective Date.

(c)    After release of such press release, if either Party desires to make a public announcement concerning the material terms of this Agreement such Party shall give at least two (2) weeks prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (or, with respect to press releases and public announcements that are required by applicable Law, with as much advance notice as possible under the circumstances if it is not possible to provide notice at least two (2) weeks in advance). A Party commenting on such a proposed press release shall provide its comments, if any, within ten (10) Business Days after receiving the press release for review (or, with respect to press releases and public announcements that are required by applicable Law, as soon as possible under the circumstances if less than two (2) weeks’ notice is provided as provided above). Except as provided in this subsection (c) or permitted under Section 9.2, no press release shall include the other Party’s Confidential Information without the prior written consent of such other Party. In relation to the other Party’s review of such an announcement, such other Party may make specific, reasonable comments on such proposed press release within the prescribed time for commentary. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 9.4, provided such information remains accurate as of such time.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

(d)    The Parties acknowledge that Immatics US may be obligated to file a copy of this Agreement and summaries of the terms hereof with the U.S. Securities and Exchange Commission or other Governmental Authority as reasonably required to comply with applicable Laws or the rules of a nationally-recognized securities exchange. Immatics US shall be entitled to make such filings, provided that it requests confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party; provided that the foregoing obligation to request confidential treatment shall not apply with respect to any disclosure of this Agreement by either Party to the U.S. Internal Revenue Service or similar Governmental Authority outside the U.S. In the event of any such filing, each Party shall provide the other Party with a copy of this Agreement and related filings marked to show provisions for which such Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements and the rules of any nationally recognized securities exchange, with respect to the filing Party, governing disclosure of material agreements and material information to be publicly filed.

9.5    Equitable Relief. Each Party acknowledges that its breach of this Article 9 may cause irreparable harm to the other Party, which cannot be reasonably or adequately compensated in damages in an action at law. By reasons thereof, each Party agrees that the other Party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to seek preliminary and permanent injunctive and other equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article 9 by the other Party.

ARTICLE 10

TERM AND TERMINATION

10.1    Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 10, or extended by mutual agreement of the Parties, shall remain in effect until the expiration of the last-to-expire Research Term (the “Term”).

10.2    Termination by Immatics US for Convenience. Immatics US shall have the right to terminate this Agreement for any reason at any time during the Term in its entirety, on a Project-by-Project basis upon at least ninety (90) days prior written notice to MD Anderson.

10.3    Termination for Breach. Each Party (the “Non-Breaching Party”) shall have the right, without prejudice to any other remedies available to it at law or in equity, to terminate this Agreement in its entirety upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement and, after receiving written notice identifying such material breach in reasonable detail, fails to cure such material breach, or if such material breach is not susceptible to cure within the Cure Period, fails to deliver to the Non-Breaching Party a written plan that is reasonably calculated to resolve such material breach, within

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

ninety (90) days from the date of such notice (or within thirty (30) days from the date of such notice in the event such material breach is solely based on the breaching Party’s failure to pay any undisputed amounts due hereunder) (the “Cure Period”). If the Parties reasonably and in good faith disagree as to whether there has been a material breach, the Party that disputes that there has been a material breach may contest the allegation in accordance with Article 11.

10.4    Consequences of Termination.

(a)    Upon any termination of this Agreement, except as otherwise expressly set forth in this Agreement (including this Section 10.4) all licenses and rights granted by either Party under this Agreement and all obligations of the Parties shall terminate.

(b)    If Immatics US terminates this Agreement under Section 10.2 during the Research Term: (i) Immatics US shall pay MD Anderson any non-cancellable amounts attributable to any triggered line item of the Research Program (at the applicable discounted cost set forth in Exhibit C) at the date of notice of Termination and any non-cancellable or pre-paid third party costs; provided, that MD Anderson shall use reasonable efforts to reallocate resources and reduce such costs; and (ii) all equity vested as of the date of notice of Termination as acquired by MD Anderson under the Restricted Stock Acquisition Agreement shall remain vested and owned by MD Anderson.

(c)    In the event of any termination of this Agreement for a particular Project but not in its entirety, then the above consequences shall apply only to the affected Product and country.

10.5    Survival. Termination or expiration of this Agreement shall not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration. Notwithstanding anything to the contrary, the following provisions shall survive any expiration or termination of this Agreement: Articles 1, 6, 8, 9, 11 and 12 and Sections 3.5, 3.6, 3.7, 7.5, 10.4, 10.5 and 10.6.

10.6    No Limitation on Remedies. Notwithstanding anything to the contrary in this Agreement, termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor prejudice either Party’s right to obtain performance of any obligation. Subject to the terms and conditions of this Agreement, each Party shall be free to seek (without restriction as to the number of times it may seek) damages, costs and remedies that may be available at Law or in equity and shall be entitled to offset the amount of any damages and costs obtained in a final, non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) of monetary damages or costs (as permitted by this Agreement) against the other Party against any amounts otherwise due to such other Party under this Agreement.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

ARTICLE 11

DISPUTE RESOLUTION

11.1    Disputes. The Parties recognize that controversies or claims arising out of, relating to or in connection with any provision of this Agreement as to certain matters may from time to time arise that relate to either Party’s rights or obligations hereunder (collectively, “Disputes”). It is the objective of the Parties to establish procedures to facilitate the resolution of Disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 11 to resolve any Dispute.

11.2    Internal Resolution. Unless otherwise set forth in this Agreement, in the event of any Dispute, including any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, such Dispute shall be referred to the respective Executive Officers of the Parties or their designees, for good faith negotiations attempting to resolve the Dispute. If the Executive Officers of the Parties are not able to resolve such Dispute referred to them under this Section 11.2 within a thirty (30) day period, then each Party shall have right to commence any legal action available at Law for resolution of such Dispute.

11.3    Preliminary Injunctions. Notwithstanding anything in this Agreement to the contrary, a Party may, at any time, seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending decision on the ultimate merits of any Dispute.

ARTICLE 12

MISCELLANEOUS

12.1    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the United States of America and of the State of Texas, without regard to its conflict of law provisions. The Texas State Courts of Harris County, Texas (or, if there is exclusive federal jurisdiction, the United States District Court for the Southern District of Texas) shall have exclusive jurisdiction and venue over any dispute arising out of this Agreement, and Immatics US consents to the jurisdiction of such courts; however, nothing herein shall be deemed as a waiver by System or MD Anderson of its sovereign immunity.

12.2    Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Confidentiality Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

and signed by authorized signatories of each Party. Notwithstanding the foregoing, the Parties acknowledge and agree that (a) the Interim Collaboration Agreement between MD Anderson and Parent effective as of August 14, 2014, as amended from time to time (the “Interim Collaboration”); and (b) the Evaluation and Material Transfer Agreement between MD Anderson and Parent effective as of August 4, 2014 shall remain in effect with respect to the Interim Work (as defined in the Interim Collaboration) and shall not be superseded or replaced by this Agreement; provided, however, that (i) Article 6 shall apply to the Results and Interim Work Intellectual Property as provided therein and (ii) the terms of Article 5 of the Interim Collaboration shall be superseded and replaced by the terms of Article 9 hereof.

12.3    Bankruptcy. All licenses (and to the extent applicable rights) granted under or pursuant to this Agreement by one Party to the other are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined under Section 101(60) of the Bankruptcy Code. Unless this Agreement terminates, the Parties agree that each Party, as a licensee or sublicensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, subject to the continued performance of its obligations under this Agreement.

12.4    Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, war, terrorist act, labor strike or lock-out, epidemic, and fire, earthquake, storm, release of radioactive material into the environment, or like catastrophe. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party. If a force majeure persists for more than ninety (90) days, then the Parties shall discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such force majeure.

12.5    Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 12.5, and shall be deemed to have been given for all purposes: (a) when received, if hand-delivered or sent by confirmed facsimile or a reputable courier service; or (b) five (5) Business Days after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.

If to Immatics US:         700 Milam Street

       Suite 1300

       Houston, TX 770002 USA

       Attn: Chief Executive Officer

       Fax: 1-832-871-5271

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

With a copy to (which shall not constitute notice):

       Cooley LLP

       One Freedom Square

       Reston Town Center

       11951 Freedom Drive

       Reston, VA 20190-5656

       Attn: Kenneth J. Krisko

       Fax: 703-456-8100

If to MD Anderson:

       The University of Texas

       M. D. Anderson Cancer Center

       Attn: Vice President, Strategic Industry Ventures

       1515 Holcombe Boulevard, Box 1643

       Houston, TX 77030

       Facsimile No.: (713) 792-8167

With a copy to (which shall not constitute notice):

       The University of Texas

       M. D. Anderson Cancer Center

       Legal Services—Unit 1674

       PO Box 301407

       Houston, Texas 77230-1407

       Attn: Chief Legal Officer

       Facsimile No.: (713) 745-6029

12.6    No Strict Construction; Headings. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

12.7    Certain Conventions. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires:

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

(a) all definitions set forth herein shall be deemed applicable whether the words defined are used herein with initial capital letters in the singular or the plural; (b) the word “will” shall be construed to have the same meaning and effect as the word “shall;” (c) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (d) any reference herein to any entity shall be construed to include the entity’s successors and assigns; (e) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (f) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging); (g) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; (h) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or;” (i) words of any gender include each other gender; (j) words such as “herein”, “hereof” and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (k) words using the singular shall include the plural, and vice versa; (l) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation”, “inter alia” or words of similar import; and (m) unless Business Days is specified, “days” shall mean “calendar days.”

12.8    Assignment.

(a)    Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party’s consent, but with notice to the other Party, to: (i) an Affiliate; or (ii) a Third Party in connection with any Change of Control of such Party (such Third Party, an “Acquiror”). Any successor or assignee of rights or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights or obligations. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 12.8 shall be null, void and of no legal effect.

(b)    In the event of any such assignment under Section 12.8(a)(ii) above, all intellectual property rights owned or otherwise Controlled by an Acquiror or its Affiliates (except for Immatics US if remaining as a separate Affiliate or otherwise the successor entity thereto) shall be excluded from the licenses granted under this Agreement (including any such intellectual property owned or otherwise Controlled by such Acquiror as of the date of consummation of such transaction), except for any Invention generated by the Acquiror or its Affiliates in performing any activity under this Agreement.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

12.9    Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates (to whom rights have been granted, Information knowingly transferred or duties delegated) of such Party’s obligations under this Agreement, and shall cause such Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

12.10    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

12.11    Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

12.12    No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

12.13    Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

12.14    Counterparts; Electronic Delivery. This Agreement may be executed in one (1) or more counterparts, by original, facsimile or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

{Signature page follows}

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized signatories as of the Effective Date.

THE UNIVERSITY OF TEXAS		IMMATICS US INC.
M. D. ANDERSON CANCER CENTER

		By	/s/ Harpreet Singh
By	/s/ Ronald A. DePinho	Name:	Harpreet Singh
	Ronald A. DePinho, M.D.	Title:	CEO
President
M.D. Anderson Cancer Center
Date:	8/17/15

Solely for purposes of Section 12.2:

IMMATICS BIOTECHNOLOGIES GMBH

		By	/s/ Rainer Kramer
		Name:	Dr. Rainer Kramer
		Title:	Managing Director/CBO

		By	/s/ Carsten Reinhardt
		Name:	Dr. Carsten Reinhardt
		Title:	Managing Director/CMO

LIST OF EXHIBITS

Exhibit A-1:	Research Plan for ACTallo in Pancreatic Cancer

Exhibit A-2:	Research Plan for ACTolog in Glioma

Exhibit A-3:	Research Plan for ACTengine in Pancreatic Cancer

Exhibit B:	Joint Press Release

Exhibit C:	Payment Schedule

Exhibit D:	MD Anderson Materials

Exhibit E:	[***] Patents

Exhibit F:	Option Technology

Exhibit G:	[***] Patents

Exhibit A-1 – Research Plan ACTallo

[***]

Exhibit A-2 – Research Plan ACTolog

[***]

Exhibit A-3 – Research Plan ACTengine

[***]

Exhibit B – Joint Press Release

(see attached)

July xx, 2015

PRESS RELEASE

Immatics and MD Anderson announce launch of

Immatics US, Inc., to develop multiple T-cell and TCRbased adoptive cellular therapies

Immatics US, Inc. has secured over $60m in total funding –

more than $40m from the parent company Immatics Biotechnologies GmbH and a

$19.7 million grant from the Cancer Prevention and Research Institute of Texas

(CPRIT)

MD Anderson Cancer Center is a shareholder in Immatics US, Inc.

Tuebingen, Germany, and Houston, July xx, 2015 - Immatics Biotechnologies GmbH (Immatics) and The University of Texas MD Anderson Cancer Center announced today the launch of Immatics US, Inc., a new company aiming at becoming a global leader in adoptive cellular therapies (ACT) for the treatment of a range of tumor types.

Immatics believes that ACT approaches to be developed by the new company can achieve a step change in the treatment of cancer, by delivering significant, long- lasting clinical benefits. The new company will strive to develop three different ACT approaches for the treatment of tumors with high un-met medical needs, the first of which will enter the clinic in 2016.

Immatics US, Inc. will develop both autologous and allogenic ACT approaches by capitalizing on MD Anderson’s world-leading clinical oncology and cell therapy expertise and Immatics’ unrivaled cancer target and T-cell receptor (TCR) discovery capabilities.

Immatics US, Inc. will be based in Houston and has secured a first funding round totaling over $60m with more than $40m committed by the parent company Immatics Biotechnologies GmbH and $19.7 million by a recently awarded grant from the Cancer Prevention and Research Institute of Texas (CPRIT).

Immatics has been able to use its unique and world-leading technology platform XPRESIDENT® for the discovery and further qualification of dozens of novel, proprietary and highly specific cancer targets that can be used as the basis for a range of cancer immunotherapy applications including ACT. This capability will enable Immatics US, Inc to develop TCR-based approaches and to have complementary utility with other approaches for addressing tumor targets. Immatics believes its ACT will be both efficacious and safe due to the specificity of its novel well-characterized targets, including novel over-expressed, cancer-testis and neo-antigens ideally suited for specific and safe ACT approaches.

lmmatics has been benefiting from MDACC’s outstanding understanding of cancer immunotherapy. Two leading MD Anderson scientists, Patrick Hwu, M.D., Division Head of

Cancer Medicine, and Cassian Yee, M.D., Professor of Medical Melanoma Oncology, have laid the scientific foundation for the adoptive cell therapy development plans of lmmatics US, Inc., and they will continue to provide ongoing practical support and guidance as the Company develops its ACT approaches and therapies.

Immatics has also gained access to various technologies developed or in-licensed by MD Anderson. These include the use of the cytokine IL-21 for expansion of T cells, a gamma-delta T-cell platform for allogeneic cell therapy approaches and various technologies designed to optimize the development of ACT.

“The potential of cancer immunotherapy has been constrained by the lack of novel targets. Immatics has been working for the last 15 years to gain a broad and in-depth understanding of the immunopeptidome of tumor and normal tissue cells,” said Harpreet Singh, CEO of Immatics US, Inc. “Based on this unique expertise we have discovered dozens of novel immunotherapy targets that will be central to the success of Immatics US, Inc. With several complementary development programs guided by some of the most exceptional scientists in the field of cancer immunotherapy, we are in exactly the right place to deliver transforming therapies to cancer patients with high medical need.”

“We are extremely excited about the potential of Immatics US, Inc. to develop and commercialize the world’s best ACT,” said Paul Higham, CEO of the parent company Immatics. “The combination of MD Anderson’s significant clinical oncology and cell therapy expertise and our own unrivaled cancer target discovery capabilities will allow us to develop the optimal ACT for the treatment of cancer, initially a range of solid tumors with high un-met medical need. I would like to thank CPRIT and our investors for their financial support and look forward to developing Immatics US, Inc. into one of the world’s leading cancer immunotherapy companies.”

“Our on-going efforts to provide the most innovative therapies to our patients are due, in part, to collaborations both in academia and industry,” said Ronald DePinho, M.D., president of MD Anderson. “It is only through working with other leaders in cancer science will we provide the solutions of tomorrow.”

-End-

Notes to Editors:

About Immatics US, Inc.

Immatics US, Inc. was launched by Immatics and MDACC to develop multiple next-generation adoptive cellular therapies for the treatment of cancer. Immatics US, Inc. is well positioned to become the global leader in ACT based on Immatics’ unrivaled cancer target discovery capabilities, which allow it to access all types of cellular cancer targets including intracellular targets currently not addressed by other ACT approaches.

Immatics US, Inc. will focus on three adoptive cell therapy development approaches to treat tumors based on the significant expertise of leading academic collaborators: ACTolog™, ACTengine™ and ACTallo™.

ACTolog™ involves selecting, enriching and the ex-vivo expansion of a patient’s endogenous T cells specifically recognizing Immatics’ XPRESIDENT® targets. The ACTolog approach is based on the work of Cassian Yee, M.D., Professor of Medical Melanoma Oncology at MD Anderson.

ACTengine™ involves genetically engineering a patient’s own T cells to express novel T-cell receptors which are specific to Immatics’ XPRESIDENT® targets.

ACTallo™ is an allogenic approach that will use off-the-shelf T cells that have been engineered to express novel T-cell receptors.

The first ACTolog™, ACTengine™ and ACTallo™ clinical candidates, targeting cancers with high medical need, are expected to enter the clinic in 2016.

Immatics US, Inc. has been awarded a $19.7 million grant from the Cancer Prevention and Research Institute of Texas (CPRIT). It has also received a commitment for over $40 million of funding from the parent company, Immatics Biotechnologies GmbH. MD Anderson is a shareholder of Immatics US, Inc.

Immatics US, Inc. is led by Harpreet Singh (Chief Executive Officer), Steffen Walter (Chief Scientific Officer), Toni Weinschenk (Chief Technology Officer) and Carsten Reinhardt (Chief Medical Officer). Immatics US, Inc. is based in Houston, Texas.

About Immatics Biotechnologies GmbH

Immatics Biotechnologies GmbH is a clinical-stage biopharmaceutical company that is a global leader in cancer immunotherapy.

This leading position is based on Immatics’ unique and world-leading technology platform XPRESIDENT® that enables the Company to discover novel relevant, highly specific cancer antigens, both intra-cellular and surface, that are expressed by tumor cells. These highly relevant peptide cancer antigens constitute the basis for developing a range of rationally designed cancer immunotherapies including cancer vaccines, peptide-targeting compounds such as antibodies, soluble T-cell receptors and adoptive cellular therapies. The antigens that Immatics discovers have a major advantage in that they are confirmed to be naturally expressed in primary cancer tissue, this contrasts with peptide antigens which are identified using widely applied in silico and indirect techniques.

Immatics’ lead product, IMA901, is in a pivotal phase 3 study. Immatics’ cancer vaccine pipeline also includes IMA910 for treatment of advanced colorectal cancer, and IMA950 for the treatment of glioma.

Immatics signed a cancer immunotherapy collaboration with Roche in November 2013 to research, develop and commercialize a number of new cancer peptide antigen based immunotherapies, targeting primarily gastric, prostate and non-small cell lung cancer.

Immatics is based in Tuebingen and Martinsried (Munich), Germany, and employs approximately 85 people (FTEs).

About MD Anderson

The University of Texas MD Anderson Cancer Center in Houston ranks as one of the world’s most respected centers focused on cancer patient care, research, education and prevention. MD Anderson is one of only 41 comprehensive cancer centers designated by the National Cancer Institute (NCI). For the past 25 years, MD Anderson has ranked as one of the nation’s top two cancer centers in U.S. News & World Report’s annual “Best Hospitals” survey. MD Anderson receives a cancer center support grant from the NCI of the National Institutes of Health (P30 CA016672).

About the Cancer Prevention and Research Institute of Texas (CPRIT)

Beginning operations in 2009, CPRIT has to date awarded $1.3 billion in grants to Texas researchers, institutions and organizations. CPRIT provides funding through its academic research, prevention and product development research programs. Programs made possible with CPRIT funding have reached all 254 counties of the state, brought nearly 90 distinguished researchers to Texas, advanced scientific and clinical knowledge, and provided more than two million life-saving education, training, prevention and early detection services to Texans. Learn more at cprit.state.tx.us.

For more information about MD Anderson, contact:

Ron Gilmore

E-mail: Rlgilmore1@mdanderson.org

Phone: +1 (713)-745-1898

Scott Merville

E-mail: smerville@mdanderson.org

Phone: +1 (713)-792-0661

For additional information on Immatics please visit www.immatics.com or contact:

Nikola Wiegeler Immatics Biotechnologies GmbH

Phone: +49 7071 5397 110

E-mail: media@immatics.com

David Dible/ Chris Gardner

Citigate Dewe Rogerson

Phone: +44 207 638 9571

E-mail: david.dible@citigatedr.co.uk

Exhibit C – Payment Schedule

[***]

Exhibit D – MD Anderson Materials

For clarity: as the listed Line Items in Exhibit C are of preliminary nature and represent high-level summaries of the respective deliverables to be contributed by MD Anderson, the JSC will review and may revise this Exhibit D required after changing any Line Item pursuant to Section 2.3(b).

Antigen discovery:	Access to HLA-typed tumor samples collected by and Controlled by MD Anderson

Antigen characterization:	Access to HLA-typed tumor cell lines established by and Controlled by MD Anderson

TCR characterization:	Access to a suitable TCR reporter cell line to the extent Controlled by MD Anderson

Research facilities at MD Anderson:	Access to central MD Anderson core facilities (e.g. flow core facility, next generation sequencing) on a mutually agreed upon, commercially reasonable, fee for service rate

Exhibit E – IL-21 Patents

[***]

Exhibit F – Option Technology

[***]

Exhibit G – Gamma Delta Patents

[***]